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                                                                   EXHIBIT 10.51

December 12, 2003



Mr. Mack Traynor, President
HEI, Inc.
1495 Steiger Lake Lane
Victoria,  MN  55386

Dear Mack:

Thank you for the on-going opportunity to provide a revolving credit facility for HEI, Inc. This letter serves to confirm the continuing availability of the credit facility provided to HEI, Inc. by Beacon Bank pursuant to the Accounts Receivable Agreement dated May 29, 2003, on the following terms and conditions:

         MAXIMUM CLIENT ACCOUNT LIMIT:      $3,000,000

         DISCOUNT:                          Immediate discount of .50% and a
                                            daily discount of 1/25 of 1%

         PART PAYMENT:                      80% of invoice amount, subject to
                                            the completion of appropriate
                                            verification due diligence

         TERMS OF CONTRACT:                 September 1, 2004

         ACCOUNT RELATIONSHIP:              That the primary deposit
                                            relationship for HEI, Inc. be
                                            maintained with Beacon Bank while
                                            this credit facility is in place

         CREDIT GUARANTEE:                  90 day recourse

         COLLATERAL:                        First security interest in all
                                            accounts, inventory, and general
                                            intangibles

         GUARANTY:                          Validity guaranty from key officers


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It has been our pleasure working with you and your staff during the last year.
We congratulate you on the progress you've made this year, and look forward to future successes for HEI.

As you know, we will also continue to provide HEI, Inc. accounts receivable credit and collection services, including the management of outstanding accounts receivable balances, assistance in the development of underwriting policies, credit approval procedures, and a full complement of accounts receivable and cash receipts reporting.

All terms and conditions are covered in the Accounts Receivable Agreement. Please let me know if you have any questions, or if I can be of any further assistance. As always, we appreciate your business!



Sincerely,




Dave Peterka                             Karen Turnquist
Beacon Bank                              Partner Plus